Exhibit 5.1

Matthew B. Hemington

+1 650 843 5062

hemingtonmb@cooley.com

March 15, 2018

CymaBay Therapeutics, Inc.

7999 Gateway Blvd., Suite 130

Newark, CA 94560

Ladies and Gentlemen:

We have acted as counsel to CymaBay Therapeutics, Inc., a Delaware corporation (the “Company”) in connection with the filing of a Registration Statement on Form S-8 (the “Registration Statement”) with the U.S. Securities and Exchange Commission covering the offering of up to 2,220,439 shares of the Company’s Common Stock, par value $0.0001 per share (the “2013 Shares”), issuable pursuant to the Company’s 2013 Equity Incentive Plan, as amended (the “2013 EIP”).

In connection with this opinion, we have examined and relied upon (a) the Registration Statement and related prospectuses, (b) the 2013 EIP, (c) the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, each as currently in effect and (d) the originals or copies certified to our satisfaction of such other records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness and authenticity of all documents submitted to us as originals, and the conformity to originals of all documents submitted to us as copies thereof. As to certain factual matters, we have relied upon a certificate of an officer of the Company and have not sought independently to verify such matters.

Our opinion is expressed only with respect to the General Corporation Law of the State of Delaware. We express no opinion to the extent that any other laws are applicable to the subject matter hereof and express no opinion and provide no assurance as to compliance with any federal or state securities law, rule or regulation.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the 2013 Shares, when sold and issued in accordance with the 2013 EIP, the Registration Statement and related prospectus, will be validly issued, fully paid, and nonassessable (except as to shares issued pursuant to certain deferred payment arrangements, which will be fully paid and nonassessable when such deferred payments are made in full).

We consent to the filing of this opinion as an exhibit to the Registration Statement.

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Cooley LLP 3175    Hanover Street    Palo Alto, CA    94304-1130

t: (650) 843-5000 f: (650) 849-7400 cooley.com

CymaBay Therapeutics, Inc.

March 15, 2018

Page Two

Very truly yours,

COOLEY LLP

By:	/s/ Matthew B. Hemington
Matthew B. Hemington

Cooley LLP   3175 Hanover Street   Palo Alto, CA   94304-1130

t: (650) 843-5000 f: (650) 849-7400 cooley.com